UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2011

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave. N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

On June 14, 2011, Danaher Corporation (“Danaher”) entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. and UBS Securities LLC, as representatives of the underwriters party to the Purchase Agreement, to issue and sell 17,500,000 shares of Danaher’s common stock, $0.01 par value per share (including any shares that may be issued pursuant to the option, the “Shares”), in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-159060) and a related prospectus (the “Prospectus”) filed with the Securities and Exchange Commission.

In addition, Danaher granted the underwriters an option exercisable for 30 days from the date of the Prospectus to purchase, at the public offering price less underwriting discounts, up to an additional 1,750,000 shares of Danaher’s common stock. Danaher expects to receive net proceeds, after expenses and the underwriters’ discount and assuming the underwriters’ option is not exercised, of approximately $877.4. The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Danaher, has issued an opinion to Danaher, dated June 14, 2011, regarding the legality of the Shares upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description

1.1	Purchase Agreement, dated as of June 14, 2011

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: June 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated as of June 14, 2011

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)